EXHIBIT 99.2

Deutsche Bank Electric Power Conference June 14, 2005 Nick Khouri Vice President & Treasurer

Safe Harbor Statement The information contained herein is as of the date of this presentation. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this document as a result of new information or future events or developments. Words such as "anticipate," "believe," "expect," "projected" and "goals" signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various assumptions, risks and uncertainties. This presentation contains forward-looking statements about DTE Energy's financial results and estimates of future prospects, and actual results may differ materially. Factors that may impact forward-looking statements include, but are not limited to: the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; economic climate and growth or decline in the geographic areas where we do business; environmental issues, laws and regulations, and the cost of remediation and compliance associated therewith; nuclear regulations and operations associated with nuclear facilities; the higher price of oil and its impact on the value of section 29 tax credits, and the ability to utilize and/or sell interests in facilities producing such credits; implementation of electric and gas Customer Choice programs; impact of electric and gas utility restructuring in Michigan, including legislative amendments; employee relations and the impact of collective bargaining agreements; unplanned outages; access to capital markets and capital market conditions and the results of other financing efforts which can be affected by credit agency ratings; the timing and extent of changes in interest rates; the level of borrowings; changes in the cost and availability of coal and other raw materials, purchased power and natural gas; effects of competition; impact of regulation by FERC, MPSC, NRC and other applicable governmental proceedings and regulations; contributions to earnings by non-utility businesses; changes in federal, state and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings and audits; the ability to recover costs through rate increases; the availability, cost, coverage and terms of insurance; the cost of protecting assets against, or damage due to, terrorism; changes in accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy and other business issues; and changes in the economic and financial viability of our suppliers, customers and trading counterparties, and the continued ability of such parties to perform their obligations to the company. This presentation should also be read in conjunction with the "Forward-Looking Statements" section in each of DTE Energy's, MichCon's and Detroit Edison's 2004 Form 10-K (which sections are incorporated herein by reference), and in conjunction with other SEC reports filed by DTE Energy, MichCon and Detroit Edison.

We Have Maintained and Executed a Consistent and Successful Strategy Maintain a sound regulated utility base that supports an attractive dividend yield Enhance traditional utility growth with an integrated portfolio of non-utility businesses Create and expand businesses that are closely linked to our core skills Seek businesses with attractive competitive dynamics Continue geographic focus on Midwest and Northeast regions of the United States Preserve balance sheet strength

DTE Energy Investment Thesis Increased regulatory certainty and earnings recovery at the utilities With the completion of the rate cases earnings are expected to rebound significantly in 2005 Pass through of many costs: Fuel, purchased power, transmission, NOx emissions allowances and uncollectible expense Progress continues on Detroit Edison's Rate Restructuring proposal Ongoing focus on improving operational efficiency Continued growth in our non-utility portfolio From 1997-2005 compounded annual net income growth of 33% The synfuel business is expected to produce ~$1.6B in cash from 2005-2008 Targeting an earnings balance of 1/3 non-utility, 2/3 utility

DTE Energy Investment Thesis (cont.) Improving balance sheet strength Expect to reduce parent company debt by $600-700M from 2005-2008 Anticipate improvement in coverage ratios Will actively pursue a ratings upgrade from S&P

Synfuel Cash Redeployment Detroit Edison's Rate Restructuring Proposal Today's Discussion Will Focus on Two Areas

Synfuel Cash Represents a Substantial Opportunity 2005 2006 2007 2008 Total 415 900 1360 Cash from Operations 325 365 380 135 1205 Tax Credit Carryforward 90 120 80 120 410 Cash from operations Cash realization of previously earned tax credits ($ millions) $400 $1,200 $420 $490 $460 $260 ~$1,600

2005-2008 Cash Redeployment Framework Balance Sheet Targets Excess Cash Share Repurchase Growth Investment Our objectives for cash redeployment are: Strengthen coverage ratios to improve current and long-term credit ratings Replace and exceed ~$7.50 of value that synfuel cash flows currently represent in share price Our first use of this cash will be to reduce parent debt From 2005-2008, intend to paydown $600-700M of parent company debt We will continue to pursue growth investments that meet our strict risk-return and value creation criteria Share repurchases will be used to build share value if adequate investment opportunities are not available. We currently have a $700M stock repurchase authorization

Cash Available for Redeployment After Debt Reduction Cash Available for Redeployment ($ millions) $450-500 Cash Available for Redeployment Parent Debt Retirement Target Cash Available for Investment or Stock Buyback $200 $250-300 $1,650 Cash Available for Redeployment Parent Debt Retirement Target Cash Available for Investment or Stock Buyback $600-700 $950-1,050 2005-2008 2005

Potential Investment Opportunities 2005-2008 Power and Industrial Projects Fuel Transportation and Marketing Unconventional Gas Production On-Site Projects $100-150 Steel-Related 50-75 Power Generation 100-150 Waste Coal Recovery 50-100 Antrim Shale $80-120 Barnett Shale 150-250 Pipeline & Storage $50-100 Total ~$600-900 $ millions

2005 Investment Opportunity Update Looking at 6 site transaction for auto manufacturer, similar to 2004 DaimlerChrysler transaction In negotiations on 2 projects in pulp and paper industry Constructing facility in Vicksburg, Mississippi, to supply multiple pulp and paper mills with petroleum coke as substitute for expensive natural gas Steel-Related Projects On-Site Energy Projects In discussions on several coke battery projects Expect to partner with industry players and take 30-40% equity stakes Playing an active role in developing the Millennium pipeline Pursuing economic expansion opportunities for ~50 Bcf of non-utility gas storage Plan to expand storage capacity by 8 Bcf in 2005 and 12 Bcf in 2006, at attractive returns Gas Pipelines and Storage

Involvement in Antrim shale has given us more than 15 years of unconventional gas experience Leasehold in excess of 290,000 net acres 79,000 net acres undeveloped Own Interest in 1,900 wells Operate 1,400 wells Drill 80-100 wells per year Produce 23 Bcf/year Own 325 Bcf of proven reserves DTE Energy's Experience in Antrim Shale Northern Michigan Antrim Shale Region

? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? Building on Our Antrim Expertise, DTE Energy Has Established a Position in the Barnett Shale The Barnett Shale has become a leading unconventional gas field in North America over the last 5 years Largest gas field in Texas with 1.1 Bcfd of production Cumulative production > 1Tcf Currently 90 rigs operating in the basin Successful expansion outside of the original core area over last 2 - 3 years Horizontal wells have allowed rapid expansion, with favorable economics, south of the original core area Rates have ranged from 1-3 MMcf/d per well, equivalent to 1-3 Bcf of reserves 20% of Barnett production currently from the expansion area * per 2004 USGS report Wise Denton Jack Palker Tarrant Hood Johnson Erath Somervell Hill Bosque Dallas/ Ft Worth Metropolitan Area Palo Pinto Clay Montague Cooke Expansion area Barnett wells ? ? ? ? ? Core area

Our Barnett Position Could Represent a Significant Growth Opportunity DTE Energy has leased more than 50,000 net acres in the Barnett and continue to add to this position Most of DTE's acreage is located in the southern portion of the expansion area, where other players have aggressively added positions Drilling has continued to yield positive results as play has moved south Will test our acreage in 2005, utilizing 3D seismic, core sampling and test wells Anticipate drilling or participating in more than 20 horizontal wells in 2005 If current testing yields positive results, Barnett likely to play significant role in DTE's cash redeployment plan ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? * per 2004 USGS report Dallas/ Ft Worth Metropolitan Area Montague Cooke Wise Denton Jack Erath Palo Pinto Core area Expansion area Palker Tarrant Hood Somervell Hill New producing areas outside core (other producers) Zones of DTE Acreage Barnett wells ? ? ? ? ? Johnson Bosque

Synfuel Cash Redeployment Detroit Edison's Rate Restructuring Proposal

Recent Regulatory Success Conclusion of MichCon and Detroit Edison rate cases First general rate cases in more than 10 years Largest rate increases in history for either utility Full recovery of previously incurred environmental expenditures at Detroit Edison Established expense tracking mechanisms: Pension expense at Detroit Edison Uncollectibles at MichCon Continued pass-through of costs Fuel, purchase power, transmission and NOx emission allowance costs at Detroit Edison Natural gas costs at MichCon

Utility Earnings are Expected to Improve Substantially 2004 2005E 178 270 20 Detroit Edison Operating Net Income* ($ millions) $178 $270-290 2004 2005E 24 75 10 MichCon Operating Net Income* ($ millions) $24 $75-85 * Reconciliation to GAAP included in the appendix

Current Rate Restructuring Proposal Beginning in 2002, all customers were allowed to choose an alternative electricity provider Historically, Detroit Edison's rates have not been indicative of the actual cost of service: Commercial customers have effectively been subsidizing the residential customers Due to falling market power prices, structural problems with the Choice program and skewed rates, many of Detroit Edison's commercial customers migrated to alternative suppliers This customer migration had a substantial negative financial impact for Detroit Edison The interim and final rate orders in 2004, addressed many of the structural issues, but skewed rates remain a sizable problem

Q1 Q2 Q3 Q4 Q1 Commercial Secondary 583 738 948 874 748 Commercial Primary / Industrial 1559 1742 1706 1689 1166 Despite Progress, Electric Choice Remains a Substantial Issue GWh Q1 Q2 Q3 Q4 Reflecting the impacts of the final rate order, Choice volumes are down from their peak, but still represented 13% of Detroit Edison's total sales in Q1 2005 The margin impact was flat as lower overall volumes have been offset by additional higher margin commercial secondary customers participating in the Choice program Q1 2004 2005 2,142 2,480 2,654 2,563 1,914 Commercial Secondary Commercial Primary / Industrial

Detroit Edison Rate Restructuring Proposal Intention is to eliminate subsidies in Detroit Edison's rates and eliminate artificial price signals The Rate Restructuring proposal would unbundle rates and establish rates based on actual cost of service for all customers Rate subsidies, either positive or negative, would be reflected as a non- bypassable wires charge Unbundled rates would become effective January 1, 2006 and rate subsidies would be phased out over a five year period beginning in 2007 No incremental revenues are being requested as overall revenue requirement is based on Detroit Edison's recent rate order Pre Post 9.6 10.9 Residential 9.6¢ Pre Post 10.1 8.3 Commercial & Industrial Secondary 10.1¢ Pre Post 5.8 5.2 Commercial & Industrial Primary Current Bundled Rates Proposed Unbundled & Cost Based Rates 5.8¢ 10.9¢ 8.3¢ 5.2¢ Average Rates (¢/KWh) Current Bundled Rates Proposed Unbundled & Cost Based Rates Current Bundled Rates Proposed Unbundled & Cost Based Rates

Status of Rate Restructuring Proposal On June 9, the MPSC Staff filed testimony on Detroit Edison's Rate Restructuring proposal Key Points Generally supported Edison's unbundling proposal All similarly situated customers pay same distribution rates (both bundled and choice) All similarly situated customers pay/receive that same subsidy (both bundled and choice) Proposed 10% per year phase-out of rate subsidies beginning in 2007 Would required review of Edison's rates in 2007 based on actual 2006 results Rate Restructuring Regulatory Calendar Cross-Examination July 29 - August 3 Initial Briefs September 1 Reply Briefs September 12 ALJ Proposal for Decision - Target Date October 27 Exception and Replies Due November 17 Anticipated Final Order By Year-End

Summary DTE Energy has followed a strategy that has been both consistent and successful: a stable dividend with a high yield, core regulated utilities, and an integrated portfolio of non-utility investments for added growth While much progress has been made on the regulatory front, we will continue to pursue changes that are good for both customers and shareholders Synfuel net cash affords us the opportunity to both improve our balance sheet and reinvest for the future

Appendix

Reconciliation of Total Year Operating Earnings to Reported Earnings Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. * Holding Company includes discontinued operations and cumulative effect of accounting changes